As filed with the Securities and Exchange Commission on May 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Qihoo 360 Technology Co. Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Block 1, Area D, Huitong Times Plaza,

No. 71 Jianguo Road,

Chaoyang District,

Beijing 100025, PRC

Telephone number: +852-10-5878-1000

 (Address of principal executive offices and zip code)

Qihoo 360 Technology Co. Ltd. 2006 Employee Share Option Scheme

Qihoo 360 Technology Co. Ltd. 2011 Share Incentive Plan

(Full title of the plans)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 10036-8401
(Name and address of agent for service)

800-927-9800

(Telephone number, including area code, of agent for service)

Copies to:

David T. Zhang

Eugene Y. Lee

Latham & Watkins

41st Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

+852- 2522-7886

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, $0.01 par value per share (3)	828,850 shares	$1.50	$1,243,275.00
Ordinary shares, $0.01 par value per share (3)	70,000 shares	$2.20	$154,000.00
Ordinary shares, $0.01 par value per share (3)	4,969,000 shares	$2.80	$13,913,200.00
Ordinary shares, $0.01 par value per share (3)	3,752,300 shares	$5.20	$19,511,960.00
Ordinary shares, $0.01 par value per share (3)	700,000 shares	$5.20	$3,640,000.00
Ordinary shares, $0.01 par value per share (3)	701,500 shares	$6.00	$4,209,000.00
Ordinary shares, $0.01 par value per share (3)	5,631,101 shares	$27.33	$153,897,990.33
Total	16,652,751 shares	—	$196,569,425.33	$22,821.71

(1)                      Represents ordinary shares issuable pursuant to awards (including the exercise of any options granted) under the 2006 Employee Share Option Scheme (the “2006 ESOP”) and 2011 Share Incentive Plan (the “2011 Plan”) of Qihoo 360 Technology Co. Ltd. (the “Company”).  In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional ordinary shares which become issuable under the 2006 ESOP, the 2006 ESVS and the 2011 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)                      Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 828,850 shares issuable upon the exercise of outstanding options under the 2006 ESOP multiplied by the exercise price of $1.50 per share, which is equal to an aggregate offering price of $1,243,275.00, (b) the product of 70,000 shares issuable upon the exercise of outstanding options under the 2006 ESOP multiplied by the exercise price of $2.20 per share, which is equal to an aggregate offering price of $154,000.00, (c) the product of 4,969,000 shares issuable upon the exercise of outstanding options under the 2006 ESOP multiplied by the exercise price of $2.80 per share, which is equal to an aggregate offering price of $13,913,200.00, (d) the product of 3,752,300 shares issuable upon the exercise of outstanding options under the 2006 ESOP multiplied by the exercise price of $5.20 per share, which is equal to an aggregate offering price of $19,511,960.00, (e) the product of 700,000 shares issuable upon the exercise of outstanding options under the 2006 ESOP multiplied by the exercise price of $5.20 per share, which is equal to an aggregate offering price of $3,640,000.00, (f) the product of 701,500 shares issuable upon the exercise of outstanding options under the 2006 ESOP multiplied by the exercise price of $6.00 per share, which is equal to an aggregate offering price of $4,209,000.00, (g) the product of remaining 5,631,101 shares under the 2011 Plan, multiplied by the exercise price of $27.33 per share, based on the average of the high and low prices for the Company’s American Depositary Shares, or ADSs, as quoted on the New York Stock Exchange on May 18, 2011, which is equal to an aggregate offering price of $153,897,990.33.  The total number of ordinary shares issuable pursuant to awards under the 2011 Plan increases on the first day of each year beginning in 2012 and ending in 2021, equal to the greater of (a) five percent of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such greater number of shares of Share as determined by the compensation committee of the board the directors, or another committee or subcommittee of the board of directors.

(3)                      These ordinary shares may be represented by the Company’s ADSs, every two ADSs representing three Class A ordinary shares.  The Company’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6/A (Registration No. 333-172867).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows the Company to incorporate by reference the information the Company files with it, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that the Company files later with the Commission will automatically update and supersede this information. The Company incorporates by reference the following documents it has filed, or may file, with the Commission:

(a)      The Company’s prospectus filed with the Commission on March 30, 2011 pursuant to Rule 424(b)(4) under the Securities Act (File No. 333-172816) (the “Prospectus”); and

(b)     The Company’s Description of Share Capital and Description of American Depositary Shares contained in the Prospectus, and all amendments and reports subsequently filed for the purpose of updating that description.

In addition, this Registration Statement will incorporate by reference all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this Registration Statement from the respective dates the Company files them. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred or sustained by them in their capacities as such, except through such person’s actual fraud or willful default.

Pursuant to the form of indemnification agreement filed as Exhibit 10.4 to the Company’s registration statement on Form F-1 (No. 333-172816) declared effective on March 29, 2011 (the “F-1 Registration Statement”), we may agree to indemnify our directors and officers against certain liabilities and expenses arising from their being a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See the attached Exhibit Index.

Item 9. Undertakings

(a)               The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)                        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 24, 2011.

Qihoo 360 Technology Co. Ltd.

By	:	/s/ Hongyi Zhou
Name	:	Hongyi Zhou
Title	:	Chairman and chief executive officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Hongyi Zhou and Alex Zuoli Xu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman and chief executive officer
/s/ Hongyi Zhou	(principal executive officer)	May 24, 2011
Name: Hongyi Zhou

Chief financial officer (principal
/s/ Alex Zuoli Xu	financial and accounting officer)	May 24, 2011
Name: Alex Zuoli Xu

Signature	Title	Date

/s/ Xiangdong Qi	Director	May 24, 2011
Name: Xiangdong Qi

/s/ Shu Cao	Director	May 24, 2011
Name: Shu Cao

/s/ Neil Nanpeng Shen	Director	May 24, 2011
Name: Neil Nanpeng Shen

/s/ Gongquan Wang	Director	May 24, 2011
Name: Gongquan Wang

/s/ Hong Chuan Thor	Director	May 24, 2011
Name: Hong Chuan Thor

/s/ Ming Huang	Director	May 24, 2011
Name: Ming Huang

/s/ Shujun Li	Director	May 24, 2011
Name: Shujun Li

/s/ William Mark Evans	Director	May 20, 2011
Name: William Mark Evans

Signature	Title	Date

/s/ Kate Ledyard	Authorized U.S. Representative	May 20, 2011
Name: Kate Ledyard Title: Law Debenture Corporate Services Inc.

QIHOO 360 TECHNOLOGY CO. LTD.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement of the Company on Form F-1, as amended (Registration No. 333-172816))

4.2

Deposit Agreement among the Company, the depositary and holder of the American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registration Statement of the Company on Form F-1, as amended (Registration No. 333-172816))

5.1*	Opinion of Maples and Calder, counsel to the Company, regarding the legality of the Ordinary Shares

23.1*	Consent of Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm

23.2*	Consent of Maples and Calder (included in opinion filed as Exhibit 5.1)

24.1*	Powers of attorney (included on signature pages)

99.1	2006 Employee Share Option Scheme (incorporated by reference to Exhibit 10.1 to the Registration Statement of the Company on Form F-1, as amended (Registration No. 333-172816))

99.3	2011 Share Incentive Plan (incorporated by reference to Exhibit 10.60 to the Registration Statement of the Company on Form F-1, as amended (Registration No. 333-172816))

*       Filed herewith.